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                                                                   Exhibit 10.47

   ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT TO ASSIGNMENT AND ASSUMPTION

         THIS ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT TO ASSIGNMENT AND ASSUMPTION, made as of the 15th day of November 2001, (as the same may hereinafter be amended or modified, the "Agreement"), by and among Winfield Allen, Inc., a Colorado corporation (hereinafter the "Assignor"), Integrated Information Systems, Inc., a Delaware corporation ("Assignee") and A.H. Root, Limited Liability Company (hereinafter "Landlord").

RECITALS

         A. Assignor is tenant under that certain Office Lease, dated as of August 14, 1999 with A.H. Root, Limited Liability Company, as landlord (the "Lease"), for certain premises in the building located at 2401 15th Street, Suite 350, Denver, Colorado 80202 (the "Premises"), as more particularly described in the Lease.

         B. Assignor desires to assign certain of its interests under the Lease to Assignee, and Assignee desires to assume certain of the obligations of Assignor thereunder, in accordance with the terms and conditions of this Agreement.

         C. Landlord desires to consent to the assignment and assumption contained in this Agreement and to release Assignor from certain of its obligations under the Lease, in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

         1. Assignment. Assignor hereby assigns, transfers and conveys unto Assignee, effective as of the date hereof, all of Assignor's right, title and interest in, to and under the Lease. From and after the date hereof, Assignor and Landlord shall be responsible for, and hereby agree to indemnify and save Assignee harmless from, any and all rent, claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, losses and costs and expenses, including reasonable attorneys' fees, of every nature whatsoever, arising out of Assignor's obligations under the Lease prior to the date of this Agreement.

         2. Assumption. Assignee hereby accepts the foregoing assignment, transfer and conveyance and assumes the performance of all of the terms, covenants, conditions and obligations of the Lease hereby assigned by Assignor to Assignee from and after the date hereof. From and after the date hereof, Assignee shall be responsible for, and hereby

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agrees to indemnify and save Assignor harmless from, any and all rent, claims, demands, actions, causes of action, suits, proceedings, damages, liabilities, losses and costs and expenses, including reasonable attorneys' fees, of every nature whatsoever, arising out of Assignee's obligations under the Lease after the date of this Agreement.

         3. Consent and Lease. Landlord hereby consents to the foregoing Assignment and assumption and releases Assignor of and from any and all liability to Landlord and the performance of any and all obligations on the part of Assignor to be performed under the Lease arising out of Assignor's obligations under the Lease prior to the date of this Agreement.

         4. Estoppel. Landlord represents, warrants, and covenants that (i) the Lease is in full force and effect as of the date hereof and a true and correct copy of the Lease is attached as Exhibit A; (ii) there have been no oral or written modifications to the Lease except as shown on Exhibit A; (iii) there are no actions, suits, proceedings or claims pending or threatened with respect to or in any manner affecting the Lease or the Premises, nor does Landlord know of any facts or circumstances which could reasonably form the basis for any such actions, suits, claims or proceedings; (iv) all rent payments due under the Lease have been paid in full as of the date hereof, and Assignor has fulfilled all other obligations and made all other payments due thereunder; (v) Assignor is not in default under any provision of the Lease; (vi) no other default presently exists under the terms of the Lease; and (vii) no event has occurred which, with the passage of time or action, would result in a default under the Lease.

         5. Security Agreement. Landlord acknowledges that upon execution of this Agreement, it will return to Assignor its security deposit of $25,466.22. Concurrently therewith, Assignee will remit to Landlord a security deposit in the same amount.

         6. Agreement Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors in interest and assigns.

         7. Governing Law. The validity of this Agreement and of any of its terms of provisions, as well as the rights and duties of the parties under this Agreement shall be governed by and interpreted in accordance with the laws of the State of Colorado.

         8. Enforcement. Any provision of this Agreement which is finally determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such provision and jurisdiction only, be deemed severed to the extent of such prohibition or unenforceability, and, subject to such severance, this Agreement shall continue in force and effect in accordance with its other terms and conditions.

         9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all such counterparts when taken together shall for all purposes constitute a single instrument, binding on all parties hereto, notwithstanding that all parties shall not have executed the same counterpart.

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This Agreement may be executed via facsimile, and such Agreement executed via facsimile shall have the same force and effect as an original document and shall be legally binding upon the parties.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption of Lease and Consent to Assignment and Assumption as of the date first above written.

                                       ASSIGNOR:

                                       WINFIELD ALLEN, INC.

                                       By: /s/ Mark Day    11/15/01
                                           ----------------------------------
                                       Title: President


                                       ASSIGNEE:

                                       Integrated Information Systems, Inc.

                                       By: /s/ William Mahan
                                           ----------------------------------
                                       Name:  William Mahan
                                       Title: EVP/CFO


                                       LANDLORD:

                                       A.H. Root, Limited Liability Company

                                       By:/s/ Michael D. Plante   11/15/01
                                           ----------------------------------
                                       Name:  Michael D. Plante
                                       Title: Managing Member